UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2003

ONYX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28298	94-3154463

(Commission File No.)	(IRS Employer Identification No.)

3031 Research Drive
Richmond, California 94806

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 222-9700

ITEM 5. OTHER EVENTS

     On June 11, 2003, Onyx Pharmaceuticals, Inc. announced that it is further prioritizing the development of BAY 43-9006, a novel small molecule anticancer compound in co-development with Bayer Pharmaceuticals Corporation. In connection with this change in priority, Onyx is restructuring its operations and will discontinue its therapeutic virus program. This restructuring will result in a reduction in force of approximately 50 of Onyx’s employees, most of whom were dedicated to the virus program. Onyx’s remaining scientific and administrative personnel will be focused on furthering the development of BAY 43-9006. The press release issued by Onyx Pharmaceuticals, dated June 11, 2003, titled “Onyx To Focus Exclusively on Small Molecule Cancer Program: BAY 43-9006 Takes Priority as Therapeutic Virus Program is Discontinued,” is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit Number	Description

99.1	Press Release titled “Onyx To Focus Exclusively on Small Molecule Cancer Program: BAY 43-9006 Takes Priority as Therapeutic Virus Program is Discontinued,” dated June 11, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC. (Registrant)

Dated: June 12, 2003	By:	/s/ Hollings C. Renton

Hollings C. Renton Chairman of the Board, President and Chief Executive Officer

Dated: June 12, 2003	By:	/s/ Marilyn E. Wortzman

Marilyn E. Wortzman Vice President, Finance

EXHIBIT INDEX

Number	Description

99.1	Press release titled “Onyx To Focus Exclusively on Small Molecule Cancer Program: BAY 43-9006 Takes Priority as Therapeutic Virus Program is Discontinued,” dated June 11, 2003